Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Strong Third Quarter Earnings Growth

FedEx Ground Operating Income Increases 43%

MEMPHIS, Tenn., March 22, 2012 ... FedEx Corp. (NYSE: FDX) today reported earnings of $1.65 per diluted share for the third quarter ended February 29, which includes a $0.10 per share reversal of a reserve associated with a legal matter at FedEx Express. Last year’s third quarter earnings were $0.73 per diluted share, which included $0.08 per diluted share in costs related to the combination of the company’s FedEx Freight and FedEx National LTL operations. Excluding these one-time items, earnings were $1.55 per diluted share in the third quarter, compared to $0.81 per diluted share a year ago.

“FedEx Corp. results were driven by improving yields, record holiday package shipping and exceptional performance at FedEx Ground,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “We expect our solid performance to continue in our fourth quarter, capping off a strong fiscal year.”

Third Quarter Results

FedEx Corp. reported the following consolidated results for the third quarter:

•	Revenue of $10.56 billion, up 9% from $9.66 billion the previous year

•	Operating income of $813 million, up 107% from $393 million last year

•	Operating margin of 7.7%, up from 4.1% the previous year

•	Net income of $521 million, up 126% from $231 million a year ago

Operating income improved due to the continued strong performance of FedEx Ground driven by higher yields and volumes, as well as significantly improved results at FedEx Freight. Operating income also reflects the positive year-over-year impact, predominately at FedEx Express, of a benefit from the timing lag that exists between when fuel prices change and when indexed fuel surcharges automatically adjust. The company also benefitted from a lower tax rate and mild winter weather.

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Outlook

FedEx projects earnings to be $1.75 to $2.00 per diluted share in the fourth quarter and an adjusted $6.35 to $6.60 per diluted share for fiscal 2012. This guidance assumes the current market outlook for fuel prices and moderate growth in the global economy. Including the FedEx Express legal reserve reversal, earnings are expected to be $6.43 to $6.68 per diluted share for fiscal 2012. The company reported earnings of $1.75 per diluted share in last year’s fourth quarter. The capital spending forecast for fiscal 2012 remains $4.2 billion.

“We are pleased with the improved performance at FedEx Ground and FedEx Freight during our third quarter,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “We are evaluating actions to adjust our FedEx Express U.S. domestic network capacity and improve efficiency.”

FedEx Express Segment

For the third quarter, the FedEx Express segment reported:

•	Revenue of $6.54 billion, up 8% from last year’s $6.05 billion

•	Operating income of $349 million, up 96% from $178 million a year ago

•	Operating margin of 5.3%, up from 2.9% the previous year

U.S. domestic revenue per package grew 9% due to higher rate per pound and fuel surcharges, while average daily package volume decreased 4%. International priority (IP) revenue per package grew 5% due to higher fuel surcharges and package weights, while average daily package volume decreased 1%. IP freight average daily pounds increased 4% with revenue per pound up 2% due to higher fuel surcharges. In total, IP average daily package and freight pounds increased 2% and revenue increased 6% year-over-year.

Operating income and margin improved in the quarter, reflecting the year-over-year benefit of the fuel surcharge timing lag and the reversal of a $66 million reserve associated with a legal matter. One additional operating day benefitted this year’s results, while prior year results were negatively impacted by severe winter weather.

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FedEx Ground Segment

For the third quarter, the FedEx Ground segment reported:

•	Revenue of $2.48 billion, up 14% from last year’s $2.18 billion

•	Operating income of $465 million, up 43% from $325 million a year ago

•	Operating margin of 18.8%, up from 14.9% the previous year

FedEx Ground average daily package volume grew 5%, driven by increases in FedEx Home Delivery services as well as the business-to-business market. Revenue per package increased 8% primarily due to increased rates and higher fuel surcharges. FedEx SmartPost average daily volume increased 13% primarily due to growth in e-commerce. FedEx SmartPost revenue per package increased 5% primarily due to increased fuel surcharges.

Operating income and margin increased primarily due to increased revenue per package and volume growth. During the year, we continued to shorten transit times by accelerating various lanes throughout the U.S. and Canada, which has led to consistently high on-time service.

FedEx Freight Segment

For the third quarter, the FedEx Freight segment reported:

•	Revenue of $1.23 billion, up 10% from last year’s $1.12 billion

•	Operating loss of $1 million, compared with an operating loss of $110 million a year ago

•	Operating margin of (0.1%), up from (9.8%) the previous year

Less-than-truckload (LTL) yield increased 6% due to higher LTL fuel surcharges and base yield improvement. LTL average daily shipments increased 2% reflecting sequential improvement during the quarter and favorable comparisons due to severe winter weather in the prior year.

The operating results in the quarter improved significantly as a result of the positive impacts from higher yield and volume, milder winter weather, one additional business day, and ongoing improvements in operational efficiencies. In the prior year quarter, the segment incurred one-time costs of $43 million due to the January 30, 2011 combination of the FedEx Freight and FedEx National LTL operations.

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Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $42 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 300,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and third quarter fiscal 2012 Statistical Book. These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EDT on March 22 are available on the company’s Web site at investors.fedex.com. A replay of the conference call Webcast will be posted on our Web site following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding the reversal of a reserve associated with a legal matter at FedEx Express from current results and the costs of the combination of FedEx Freight and FedEx National LTL operations from our prior period third quarter earnings, net of applicable incentive compensation impacts, will allow for more accurate comparisons of our third quarter operating performance. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures.

	September 30,	September 30,
	Q3 FY12 Diluted Earnings Per Share	Q3 FY11 Diluted Earnings Per Share

Non-GAAP Measure	$1.55	$0.81

FedEx Freight Combination Costs	—	(0.08)

ATA Legal Reserve Reversal	0.10	—

GAAP Measure	$1.65	$0.73

Fiscal 2012 Full-Year Earnings Guidance

September 30,
FY 2012 Diluted EPS Guidance

Non-GAAP Measure	$6.35 to $6.60

ATA Legal Reserve Reversal	0.08

GAAP Measure	$6.43 to $6.68

* * *

FEDEX CORP. FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2012

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 29, 2012	Feb. 28, 2011%		Feb. 29, 2012	Feb. 28, 2011%
Revenue:
FedEx Express segment	$6,543	$6,049	8%	$19,718	$17,953	10%
FedEx Ground segment	2,480	2,184	14%	7,097	6,222	14%
FedEx Freight segment	1,234	1,123	10%	3,887	3,602	8%
FedEx Services segment	401	397	1%	1,239	1,246	(1%)
Other & eliminations	(94)	(90)	NM	(269)	(271)	NM

Total Revenue	10,564	9,663	9%	31,672	28,752	10%

Operating Expenses:
Salaries and employee benefits	4,021	3,828	5%	12,007	11,410	5%
Purchased transportation	1,619	1,446	12%	4,713	4,163	13%
Rentals and landing fees	628	621	1%	1,871	1,850	1%
Depreciation and amortization	543	493	10%	1,570	1,474	7%
Fuel	1,233	1,049	18%	3,677	2,874	28%
Maintenance and repairs	456	480	(5%)	1,518	1,470	3%
Impairment and other charges	—	21	NM	—	88	NM
Other	1,251	1,332	(6%)	3,986	3,933	1%

Total Operating Expenses	9,751	9,270	5%	29,342	27,262	8%

Operating Income (Loss):
FedEx Express segment	349	178	96%	979	799	23%
FedEx Ground segment	465	325	43%	1,270	908	40%
FedEx Freight segment	(1)	(110)	99%	81	(217)	NM

Total Operating Income	813	393	107%	2,330	1,490	56%

Other Expense:
Interest, net	(12)	(24)	(50%)	(30)	(65)	(54%)
Other, net	(9)	(9)	—	(7)	(25)	(72%)

Total Other Expense	(21)	(33)	(36%)	(37)	(90)	(59%)

Pretax Income	792	360	120%	2,293	1,400	64%

Provision for Income Taxes	271	129	110%	811	506	60%

Net Income	$521	$231	126%	$1,482	$894	66%

Diluted Earnings Per Share	$1.65	$0.73	126%	$4.67	$2.82	66%

Weighted Average Common and Common Equivalent Shares	316	317	—	317	316	—

Capital Expenditures	$729	$643	13%	$2,946	$2,703	9%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Third Quarter Fiscal 2012

(In millions)

	September 30,	September 30,
	Feb. 29, 2012 (Unaudited)	May 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$2,040	$2,328
Receivables, less allowances	4,635	4,581
Spare parts, supplies and fuel, less allowances	447	437
Deferred income taxes	617	610
Prepaid expenses and other	459	329

Total current assets	8,198	8,285

Property and Equipment, at Cost	35,933	33,686
Less accumulated depreciation and amortization	19,090	18,143

Net property and equipment	16,843	15,543

Other Long-Term Assets
Goodwill	2,419	2,326
Other assets	1,292	1,231

Total other long-term assets	3,711	3,557

	$28,752	$27,385

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current Liabilities
Current portion of long-term debt	$419	$18
Accrued salaries and employee benefits	1,444	1,268
Accounts payable	1,687	1,702
Accrued expenses	1,602	1,894

Total current liabilities	5,152	4,882

Long-Term Debt, Less Current Portion	1,251	1,667

Other Long-Term Liabilities
Deferred income taxes	2,030	1,336
Pension, postretirement healthcare and other benefit obligations	1,654	2,124
Self-insurance accruals	960	977
Deferred lease obligations	750	779
Deferred gains, principally related to aircraft transactions	244	246
Other liabilities	142	154

Total other long-term liabilities	5,780	5,616

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,574	2,484
Retained earnings	16,584	15,266
Accumulated other comprehensive loss	(2,483)	(2,550)
Treasury stock, at cost	(138)	(12)

Total common stockholders’ investment	16,569	15,220

	$28,752	$27,385

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Third Quarter Fiscal 2012

(In millions)

(Unaudited)

	September 30,	September 30,
	Nine Months Ended
	Feb. 29, 2012	Feb. 28, 2011

Operating Activities:
Net income	$1,482	$894
Noncash charges:
Depreciation and amortization	1,570	1,474
Other, net	900	662
Changes in operating assets and liabilities, net	(935)	(573)

Net cash provided by operating activities	3,017	2,457

Investing Activities:
Capital expenditures	(2,946)	(2,703)
Business acquisitions, net of cash acquired	(114)	(96)
Proceeds from asset dispositions and other	20	15

Net cash used in investing activities	(3,040)	(2,784)

Financing Activities:
Principal payments on debt	(28)	(262)
Dividends paid	(123)	(113)
Purchase of treasury stock	(197)	—
Other, net	90	75

Net cash used in financing activities	(258)	(300)

Effect of exchange rate changes on cash	(7)	34

Net decrease in cash and cash equivalents	(288)	(593)

Cash and cash equivalents at beginning of period	2,328	1,952

Cash and cash equivalents at end of period	$2,040	$1,359

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2012

(Dollars in millions)

(Unaudited)

FINANCIAL HIGHLIGHTS	Three Months Ended				Nine Months Ended
	Feb. 29, 2012	Feb. 28, 2011%			Feb. 29, 2012	Feb. 28, 2011%

Revenue	$6,543	$6,049	8%		$19,718	$17,953	10%

Operating Expenses:
Salaries and employee benefits	2,410	2,321	4%		7,200	6,832	5%
Purchased transportation	449	386	16%		1,346	1,143	18%
Rentals and landing fees	425	424	—		1,269	1,254	1%
Depreciation and amortization	299	267	12%		869	787	10%
Fuel	1,078	898	20%		3,194	2,454	30%
Maintenance and repairs	303	330	(8%)		1,037	1,002	3%
Intercompany charges	547	498	10%		1,643	1,523	8%
Other[1]	683	747	(9%)		2,181	2,159	1%

Total Operating Expenses	6,194	5,871	6%		18,739	17,154	9%

Operating Income	$349	$178	96%		$979	$799	23%

Operating Margin	5.3%	2.9%	2.4	pts	5.0%	4.5%	0.5	pts

OPERATING STATISTICS[2]

Operating Weekdays	63	62	2%		191	190	1%

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,171	1,218	(4%)		1,158	1,194	(3%)
U.S. Overnight Envelope	581	631	(8%)		586	627	(7%)
U.S. Deferred	923	952	(3%)		863	887	(3%)

Total U.S. Domestic Package	2,675	2,801	(4%)		2,607	2,708	(4%)
International Priority[3]	552	558	(1%)		555	569	(2%)
International Domestic[4]	508	337	51%		493	338	46%

Total Average Daily Packages	3,735	3,696	1%		3,655	3,615	1%

Average Daily Freight Pounds (000s):
U.S.	8,104	8,000	1%		7,561	7,447	2%
International Priority[3]	3,257	3,131	4%		3,279	3,158	4%
International Airfreight	1,169	1,262	(7%)		1,182	1,248	(5%)

Total Avg Daily Freight Pounds	12,530	12,393	1%		12,022	11,853	1%

YIELD
Revenue Per Package:
U.S. Overnight Box	$21.93	$20.05	9%		$22.08	$19.81	11%
U.S. Overnight Envelope	11.65	10.87	7%		11.59	10.68	9%
U.S. Deferred	13.62	12.60	8%		13.67	12.29	11%

Total U.S. Domestic Package	16.83	15.45	9%		16.94	15.23	11%
International Priority[3]	59.78	57.07	5%		60.88	55.06	11%
International Domestic[4]	6.57	7.54	(13%)		6.73	7.33	(8%)

Composite Package Yield	$21.79	$21.01	4%		$22.23	$20.77	7%

Revenue Per Freight Pound:
U.S.	$1.27	$1.14	11%		$1.29	$1.14	13%
International Priority[3]	2.16	2.12	2%		2.18	2.09	4%
International Airfreight	1.04	0.88	18%		1.01	0.88	15%

Composite Freight Yield	$1.48	$1.36	9%		$1.51	$1.37	10%

1	- Current year includes the reversal of a $66 million reserve for a legal matter.
2	- Operating statistics include only the operations of FedEx Express.
3	- International Priority includes FedEx International Priority® and FedEx International Economy® packages and envelopes.
4	- International Domestic includes the operations of acquisitions in India (February 2011) and Mexico (July 2011).

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2012

(Dollars in millions)

(Unaudited)

	Three Months Ended				Nine Months Ended
	Feb. 29, 2012	Feb. 28, 2011%			Feb. 29, 2012	Feb. 28, 2011%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground	$2,259	$2,001	13%		$6,518	$5,756	13%
FedEx SmartPost	221	183	21%		579	466	24%

Total Revenues	2,480	2,184	14%		7,097	6,222	14%

Operating Expenses:
Salaries and employee benefits	369	329	12%		1,082	954	13%
Purchased transportation	995	911	9%		2,814	2,538	11%
Rentals	74	68	9%		212	197	8%
Depreciation and amortization	102	84	21%		289	249	16%
Fuel	4	5	NM		11	9	NM
Maintenance and repairs	43	40	8%		130	126	3%
Intercompany charges	246	221	11%		732	669	9%
Other	182	201	(9%)		557	572	(3%)

Total Operating Expenses	2,015	1,859	8%		5,827	5,314	10%

Operating Income	$465	$325	43%		$1,270	$908	40%

Operating Margin	18.8%	14.9%	3.9	pts	17.9%	14.6%	3.3	pts

OPERATING STATISTICS

Operating Weekdays	63	63	—		191	191	—

Average Daily Package Volume (000s)
FedEx Ground	4,072	3,882	5%		3,922	3,751	5%
FedEx SmartPost	1,960	1,736	13%		1,701	1,433	19%

Yield (Revenue Per Package)
FedEx Ground	$8.79	$8.16	8%		$8.68	$8.01	8%
FedEx SmartPost	$1.79	$1.70	5%		$1.78	$1.70	5%

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2012

(Dollars in millions)

(Unaudited)

	Three Months Ended				Nine Months Ended
	Feb. 29, 2012	Feb. 28, 2011%			Feb. 29, 2012	Feb. 28, 2011%
FINANCIAL HIGHLIGHTS

Revenue	$1,234	$1,123	10%		$3,887	$3,602	8%

Operating Expenses:
Salaries and employee benefits	566	562	1%		1,721	1,746	(1%)
Purchased transportation	201	178	13%		629	567	11%
Rentals	29	29	—		86	94	(9%)
Depreciation and amortization	47	48	(2%)		135	158	(15%)
Fuel	149	145	3%		470	409	15%
Maintenance and repairs	45	44	2%		143	135	6%
Intercompany charges	107	106	1%		324	323	—
Impairment and other charges[1]	—	21	NM		—	88	NM
Other	91	100	(9%)		298	299	—

Total Operating Expenses	1,235	1,233	—		3,806	3,819	—

Operating Income (Loss)	$(1)	$(110)	99%		$81	$(217)	NM

Operating Margin	(0.1%)	(9.8%)	9.7	pts	2.1%	(6.0%)	8.1	pts

OPERATING STATISTICS
LTL Operating Weekdays	63	62	2%		190	189	1%

LTL Shipments Per Day (000s)	79.8	78.3	2%		83.8	86.6	(3%)
Weight Per LTL Shipment (lbs)	1,157	1,151	1%		1,154	1,133	2%
LTL Revenue/CWT	$19.70	$18.66	6%		$19.59	$18.04	9%

1	- Previous year includes charges associated with the combination of FedEx Freight and FedEx National LTL operations.